Exhibit 5.4

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel www.davispolk.com

February 19, 2021

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

PPL Corporation, a Pennsylvania corporation (the “Company”), and PPL Capital Funding, a Delaware corporation (“PPL Capital”), are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) (a) shares of common stock, par value $.01 per share the “Common Stock”) of the Company; (b) shares of preferred stock, par value $.01 per share (the “Preferred Stock”) of the Company; (c) PPL Capital’s senior debt securities (the “PPL Capital Senior Debt Securities”), which may be issued pursuant to the Indenture dated as of November 1, 1997 among PPL Capital, the Company and The Bank of New York Mellon, as trustee (the “Senior Debt Trustee”), as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements thereto (the “Senior Debt Indenture”); (d) PPL Capital’s subordinated debt securities (the “PPL Capital Subordinated Debt Securities” and, together with the PPL Capital Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to the Subordinated Indenture dated as of March 1, 2007 among PPL Capital, the Company and The Bank of New York Mellon, as trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”), as heretofore amended and supplemented and as may be amended or supplemented by one or more supplements thereto (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”); (d) purchase contracts (the “Purchase Contracts”) to purchase shares of PPL Common Stock or PPL Preferred Stock which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (e) stock purchase units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (f) the Company’s guarantees (the “Guarantees”) of the Debt Securities, to be issued under the Indentures; and (g) depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), which may be issued under one or more preferred stock depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and a preferred stock depositary to be named therein (the “Depositary”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and PPL Capital that we reviewed were and are accurate and (vii) all representations made by the Company and PPL Capital as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1. When any supplemental indentures to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees, the Company and PPL Capital; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indentures; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of PPL Capital and each of the related Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. When the Depositary Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Depositary Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company and the Board of Directors of PPL Capital shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and PPL Capital is, and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indentures, the Debt Securities, the Purchase Contract Agreement, the Unit Agreement, the Guarantees and the Depositary Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and PPL Capital); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company or PPL Capital of any such security (a) with respect to the Company only, are within its corporate powers, (b) with respect to the Company only, do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or PPL Capital and (ii) any Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of the Commonwealth of Pennsylvania, we have relied, without independent inquiry or investigation, on the opinion of W. Eric Marr delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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